Exhibit 10.33

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Agreement”) is made as of May 29, 2026, between Thunder Power AI Subsidiary, Inc. (f/k/a Feutune Light Merger Sub, Inc. and successor by merger to Thunder Power Holdings Limited (BVI)), a Delaware corporation (the “Pledger”), in favor of Wellen Sham (“Wellen”) and Ling Heung Sham (a/k/a Sham Ling Houng) (“Mrs. Sham”) and, together with Wellen, the “Pledgees”).

W I T N E S S E T H:

WHEREAS, Pledger and Thunder Power Holdings, Inc., a Delaware corporation (“TPHI”) are indebted to and obligated to pay and perform in favor of the Pledgees under certain promissory notes, allonges and related instruments, as amended from time to time, together with fees, costs, expenses and other amounts payable in connection therewith (collectively, the “Secured Obligations”) as further defined herein; and

WHEREAS, TPI-II and the Pledgees have entered into that certain Security Agreement dated as of May 29, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”); and

WHEREAS, Pledger is the registered holder of one (I) issued and outstanding share of Thunder Power New Energy Vehicle Development Company Limited, a company organized under the laws of the British Virgin Islands (“TP NEV”), which represents I 00% of TP NEV’s issued and outstanding share capital (the “TP NEV Stock”), and is currently held in uncertificated form as evidenced by the TP NEV BVI Register of Members attached hereto as Exhibit A; and

WHEREAS, Pledger wishes to grant security and assurance to Pledgees, for the benefit of Pledgees, in order to secure the payment and performance of the Secured Obligations and to that effect to pledge to Pledgees for the benefit of Pledgees, the TP NEV Stock and related rights described herein (the “Collateral”) as further defined herein, to the Pledgees;

NOW, THEREFORE, in consideration of the foregoing, and the extensions and forbearances provided by the Pledgees in connection with the promissory notes and allonges, and in order to induce Pledgees to forbear from taking action to recover the Secured Obligations and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledger hereby agrees with Pledgees as follows:

1. UCC; Defined Terms; Secured Obligations.

(a) “UCC” means the Uniform Commercial Code as in effect in the State of New York. Terms defined in the UCC and not otherwise defined herein have the respective meanings given in the UCC.

(b) “Affiliate” has the meaning given in the Security Agreement; provided, that, for purposes of this Agreement, “Affiliate” includes Thunder Power AI Subsidiary, Inc. (f/k/a Feutune Light Merger Sub, Inc.).

(c) ”Event of Default” has the meaning given to it in the Security Agreement.

(d) “Secured Obligations” means all indebtedness and other obligations of TPHI, and of any Affiliate of TPHI (including Pledgor), to either or both of Wellen Sham and Ling Houng Sham, whether now existing or hereafter arising, including without limitation: (i) all principal, accrued and accruing interest, fees, costs, expenses and indemnities payable under any promissory note issued by TPHI to either Pledgee (including any note formerly issued by Feutune Light Acquisition Corp. that is now an obligation of TPHI); (ii) all principal, interest, fees, costs, expenses and indemnities payable under any promissory note issued by Pledgor (including any note formerly issued by Thunder Power Holdings Limited (BVI) that is now an obligation of Pledgor), and (iii) all obligations of TPHI and its Affiliates under this Agreement, the allonges and any related documents, in each case as amended, restated, extended, supplemented or otherwise modified from time to time (including by any allonge). For the avoidance of doubt, the parties intend the scope of “Secured Obligations” hereunder to be coextensive with the “Secured Obligations” defined in the Security Agreement.

2. Pledge; Effective Date.

Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgees, for the benefit of Pledgees, a first lien on and security interest in (i) the TP NEV Stock (ii) any certificates or other instruments that may hereafter be issued in respect of the TP NEV Stock and all substitutions, replacements, splits and reclassifications thereof, (iii) all dividends and distributions (whether in cash, stock, or other property), rights, options and other payments or property in respect of the TP NEV Stock, and all securities, cash or other property received by or for the account of the Pledgor upon any exchange, recapitalization, reclassification, merger, consolidation, spin-off, split-off or similar transaction affecting the TP NEV Stock and (iv) any and all proceeds thereof (all such property is collectively referred to herein as the “Collateral”), as collateral security for (A) the prompt and complete repayment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations and (B) the due and punctual payment and performance by Pledgor of its obligations under, arising out of, or in connection with this Agreement. This Agreement secures the Secured Obligations for the benefit of the Pledgees.

3. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgees, for the benefit of the Pledgees, that on the date of hereof:

(a) Pledgor is the record and beneficial owner of, and has good and marketable title to, the TP NEV Stock, free and clear of all liens except the liens created by this Agreement.

(b) This Agreement is a valid obligation of the Pledgor, legally binding upon and enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Pledgor holds no options, warrants or other agreements with respect to the issuance of additional stock of TP NEV and Pledgor has not granted to any Person any option, warrant, right of first refusal, proxy, voting agreement or other right with respect to the TP NEV Stock that would prevent, delay or condition the transfer of the TP NEV Stock upon enforcement of this Agreement.

(d) No consent, approval or authorization of, or filing with, any Person (including under TP NEV’s organizational documents) is required (other than the TP NEV actions contemplated by Section 9 which Pledgor shall procure) in connection with the execution, delivery and performance of this Agreement or the validity or perfection of the security interests.

(e) The execution, delivery and performance of this Agreement by Pledgor will not violate any provision of (i) any applicable law, or (ii) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to Pledgor. Further, the mere granting of the pledge pursuant to this Agreement will not violate any provision of, any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets, and will not result in the creation or imposition of any lien on any of the assets of Pledgor except as contemplated by this Agreement.

(f) The pledge and assignment of the Collateral creates a valid first lien on the Collateral in favor of Pledgees, subject to no liens nor to any agreement purporting to grant to any third party any liens in the prope1ty or assets of Pledgor, except as stated in Section 3(a) above. Pledgor covenants and agrees that it will defend all of the right, title and interest of Pledgees in and to the TP NEV Stock against the claims and demands of all persons whomsoever.

4. Dividends Distributions etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any of the Collateral, Pledgor agrees to accept the same as Pledgees’ agent and to hold the same in trust for Pledgees, and to deliver the same forthwith to Pledgees in the exact form received, with the indorsement of Pledgor when necessary, to be held by Pledgees as additional collateral security for the Secured Obligations. All sums of money and property so paid or distributed in respect of the Collateral which are received by Pledgor shall, until paid or delivered to Pledgees, be held by Pledgor in trust as additional collateral security for the Secured Obligations.

5. Administration of Security. The following provisions shall govern the administration of the Collateral:

(a) Pledgor shall be entitled (subject to the other provisions hereof) so long as no Event of Default (as defined in the Security Agreement), has occurred and is continuing, to exercise the incidents of ownership of the TP NEV Stock in any manner not inconsistent with this Agreement. Without the prior written consent of Pledgees, Pledgor will not give or grant any consent, waiver or ratification in a manner which is inconsistent with the obligations of Pledgor under the terms of this Agreement. Upon the occurrence and during the continuance of an Event of Default, Pledgor hereby grants to Pledgees or their nominees the right to exercise all ownership rights relating to the Collateral in any instance. After the occurrence and during the continuance of an Event of Default and upon request of Pledgees, Pledgor agrees to deliver to Pledgees such further evidence of such right to the Collateral as Pledgees may request.

(b) Subject to any sale or other disposition by Pledgees of the Collateral or other property pursuant to this Agreement, upon indefeasible payment in full, in cash or cash equivalents and termination of all of the Secured Obligations and the termination pursuant to Paragraph 16 hereof of the liens hereby granted, the Collateral and any other property then held as part of the collateral security for the Secured Obligations in accordance with the provisions of this Agreement shall be returned to Pledgor.

6. Rights of Pledgees. Pledgees shall not be liable for any failure to collect or realize upon the Secured Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgees be under any obligation to take any action whatsoever with regard thereto. If an Event of Default (as defined in the Security Agreement) has occurred and is continuing, any or all of the Collateral held by Pledgees hereunder may, without prior notice, be registered in the name of the Pledgees or their nominees, if such Collateral is not already so registered, and the Pledgees or their nominees may without notice exercise all rights that may attach to the TP NEV Stock with respect to TP NEV and exercise all rights attaching to the Collateral.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), consistent with the express requirements of the UCC, Pledgees, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker’s board or elsewhere upon such terms and conditions as Pledgees may deem advisable and at such prices as Pledgees may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgees upon any such sale or sales, public or private (to the extent permitted by law), to purchase the whole or any part of the Collateral so sold free of any right or equity of redemption in Pledgor, which right or equity of redemption Pledgor hereby expressly waives and releases to the extent permitted by law. Pledgees shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Pledgees hereunder, including reasonable attorneys’ fees and expenses, to the payment, in whole or in part, of the Secured Obligations in such order (unless a court of competent jurisdiction shall otherwise direct) as Pledgees may elect. Pledgor shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by Pledgees of any other amount required by any provision of law, including, without limitation, Section 9-6l5(a)(4) of the UCC, need Pledgees account for the surplus, if any, to Pledgor. Pledgor agrees that Pledgees need not give more than ten days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice shall constitute commercially reasonable notification of such matters. No notification need be given to Pledgor if Pledgor has signed after the occurrence of an Event of Default a statement renouncing any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Pledgees in this Agreement, Pledgees shall have all the rights and remedies of secured parties under the UCC and under any other applicable law. Further, if Pledgor fails to cause TP NEV to take the actions or deliver the items described in Section 9, the Pledgees shall be entitled to specific performance, injunctive relief and other equitable remedies to compel such actions and deliveries.

8. No Disposition, Liens, etc. Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor create, incur or permit to exist any lien on any of the Collateral, or any interest therein, or any proceeds thereof, except for the liens granted pursuant to this Agreement.

9. Acknowledgment; Notation of Pledge; Instruments and Legends. Pledgor shall cause TP NEV, promptly after the date hereof, to (i) acknowledge this pledge in writing, (ii) note the pledge on its register of members and provide evidence of such notation to the Pledgees, and (iii) agree to register the Pledgees (or their nominee) as holder(s) of the TP NEV Stock. Pledgor shall also deliver to the Pledgees a duly executed, undated instrument of transfer for the TP NEV Stock in customary BVI form. In addition, upon written request of the Pledgees at any time, Pledgor shall cause TP NEV to issue one or more share certificates representing the TP NEV Stock and promptly deliver to the Pledgees the original certificates (legended to reflect the pledge), together with undated stock transfer powers in blank duly executed by the Pledgor. Pledgor shall execute and deliver such further instruments and take such further actions as the Pledgees may reasonably request to perfect, maintain and protect the security interests granted herein.

10. Sale of Collateral.

(a) Pledgor acknowledges that the Pledgees may be unable to effect a public sale or disposition of any or all the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, Pledgees shall be under no obligation to delay a sale or disposition of any of the Collateral in order to permit Pledgor or TP NEV to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor or TP NEV would agree to do so.

(b) Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sale or other disposition of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at Pledgor’s expense. Pledgor further agrees that a breach of any of the covenants contained in Paragraphs 4 entitled (“Dividends and Distribution”), 5 entitled (“Administration of Security”), 8 entitled (“No Dispositions; Liens”), and 10 entitled (“Sale of Collateral”) of this Agreement will cause irreparable injury to Pledgees, that Pledgees will not have an adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgees to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or that all Secured Obligations have been indefeasibly paid in full. Pledgor hereby consents and agrees, if required by any agreement, to vote in favor of the admission as a stockholder of TP NEV or any purchaser of the Collateral, in the event of a sale of the Collateral, and agrees that such purchaser shall be a transferee of all of Pledgor’s right, title and interest in the Collateral, including, without limitation, any voting, management or other control rights.

(c) Pledgor hereby waives, to the extent permitted by applicable law, for the benefit of Pledgees: (i) any right to require either Pledgee, as a condition of payment or performance by Pledgor, to (A) proceed against or exhaust any other security held by any other Person, or (B) pursue any other remedy in the power of either Pledgee whatsoever, (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Pledgor or TP NEV including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Security Agreement; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon Pledgees’ errors or omissions in the administration of the Collateral, except behavior which amounts to bad faith or willful misconduct; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Pledgor’s obligations hereunder. provided that nothing herein shall require the Pledgor to violate applicable law, (B) the benefit of any statute of limitations affecting the Pledgor’s liability hereunder or the enforcement hereof, provided that nothing herein shall require the Pledgor to violate applicable law, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Pledgees protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of dishonor and notices of any action or inaction, notices of default under the Security Agreement or any agreement or instrument related thereto; and (vii) to the fullest extent permitted by applicable law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

11. Further Assurances.

Pledgor will execute and deliver all powers, financing statements and other documents and do such further acts and things as are consistent with the provisions hereof in order to effect the purposes of this Agreement.

12. Severability. Any prov1s1on of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. No Waiver; Cumulative Remedies. Pledgees shall not by any act, delay, omission or otherwise be deemed to have waived any of their remedies hereunder, and no waiver by either Pledgee shall be valid unless in writing and signed by such Pledgee, and then only to the extent therein set forth. A waiver by either Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Pledgee would otherwise have on any subsequent occasion. No course of dealing between Pledgor and Pledgees and no failure to exercise, nor any delay by either Pledgee in exercising any right, power or privilege hereunder or under the Security Agreement shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

14. Successors and Assigns. This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Pledgees hereunder, inure to the benefit of Pledgees and their successors and assigns, except that Pledgor shall not have the right to assign its rights or obligations under this Agreement or any interest herein without the prior written consent of Pledgees.

15. Applicable Law; Jurisdiction; Jury Trial Waiver. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Collateral are governed by the law of a jurisdiction other than the State of New York. The parties submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York for any suit, action or proceeding arising out of or relating to this Agreement and waive any objection based on forum non conveniens. Each party waives trial by jury.

16. Termination. This Agreement and the liens granted hereunder shall terminate upon the full and complete performance and indefeasible payment in full of the Secured Obligations under the Security Agreement.

17. Possession of Collateral. Pledgees shall not have any duty or liability to collect any sums due in respect of the Collateral or to protect, preserve or exercise any rights pertaining to the Collateral, consistent with the express requirements of the UCC, and Pledgees shall be relieved of all responsibility for any portion of the Collateral surrendered to Pledgor.

18. Survival of Representations. All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

19. Taxes and Expenses. Pledgor will upon demand pay to either Pledgee (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like) payable or ruled payable by any federal, state or other governmental authority in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the reasonable fees and expenses of attorneys, accountants, consultants or other experts and agents that either Pledgee may retain in connection with (i) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights and remedies of either Piedgee hereunder or (iii) the failure of Pledger to perform or observe any of the provisions hereof.

20. Pledgee Appointed Attorney-In-Fact. Pledger hereby irrevocably appoints Pledgees, jointly and severally, as Pledger’s attorney-in-fact, with full authority in the place and stead of Pledger and in the name of Pledger or otherwise, upon the occurrence of an Event of Default, to take any action and to execute any instrument that Pledgees deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledger representing any dividend, interest payment or other distribution in respect of the Collateral and to give full discharge for the same, when and to the extent permitted by this Agreement.

21. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and may effectively be given by a party hereto by delivery of such notice to the other party at the address below or at such other address as either party may in writing notify the other party or by facsimile transmission and confirmed in writing to:

(a)	to Pledgor:	Mr. Pok Man Ho
221 W 9th St#848, Wilmington, Delaware 19801

(b)	in the case of the Pledgees, to:

Mr. Wellen Sham
I9/F, No.654 Guangfu South Road, Da’an District, Taipei,
Taiwan, Republic of China

with a copy to:	Guy P Lander, Esq.
c/o Carter Ledyard & Milburn LLP 28 Liberty Street
New York, NY 10005 email: lander@clm.com

Notice shall be deemed to have been received by a party within 3 Business Days of delivery to the applicable address contemplated above. Notices by facsimile transmission shall be deemed to have been given upon receipt thereof at the address indicated above.

22. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement nor consent to any departure by Pledger therefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgees and Pledgor. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

23. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

24. Counterparts. This Agreement may be executed in any number of counterparts, including by signatures delivered electronically (including .pdf), and shall be deemed original all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

25. Entire Agreement. This Agreement, together with any other agreements executed in connection herewith, including the other documents referred to herein and therein, embody the entire agreement and understanding among Pledgor and Pledgees and supersedes all prior oral and written agreements and understandings among Pledgor and Pledgees relating to the subject matter hereof.

Pledger and Pledgees have signed this Stock Pledge Agreement as of May 29, 2026.

PLEDGOR:	Thunder Power AI Subsidiary, Inc.

	by:	/s/ Pok Man Ho
	Name:	Pok Man Ho
	Title:	Director

PLEDGEES:

/s/ Wellen Sham
Wellen Sham

/s/ Ling Houng Sham
Ling Houng Sham